Exhibit 3.1

CERTIFICATE OF INCORPORATION

OF

Lafayette Square GULF COAST BDC, Inc.

1.      Name. The name of the corporation is Lafayette Square Gulf Coast BDC, Inc. (the “Corporation”).

2.   Registered Office and Registered Agent. The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of the Corporation’s registered agent at such address is The Corporation Trust Company.

3.   Corporate Purposes. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as amended (the “General Corporation Law”), and to possess and exercise all of the powers and privileges granted by such law and any other law of the State of Delaware.

4.   Authorized Stock.

(a) The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 500,000,000 of which 450,000,000 shares shall be common stock having a par value of $0.001 per share (the “Common Stock”) and 50,000,000 shares shall be preferred stock having a par value of $0.001 per share (the “Preferred Stock”).

(b) Except as otherwise required by law or as otherwise provided in any resolution or resolutions providing for the issue of any series of Preferred Stock, the holders of the Common Stock shall exclusively possess all voting power for the election of directors and for all other purposes. There is no cumulative voting in the election of directors.

(c) To the extent permitted by the Investment Company Act of 1940, as amended (the “Investment Company Act”), the Board of Directors is hereby expressly authorized, by resolution or resolutions, to issue shares of Preferred Stock in one or more series and, with respect to each such series, to fix, without further stockholder approval, powers (including voting powers), preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, of each such series of Preferred Stock and the number of shares of the series, as may be permitted by the General Corporation Law. Unless otherwise provided in this Certificate of Incorporation, the powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, of each series of Preferred Stock, if any, may differ from those of any and all other series of Preferred Stock at any time outstanding. Except as otherwise required by law, holders of Preferred Stock shall be entitled to only such voting rights and powers, if any, as shall expressly be granted thereto by this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock).

(d) Each holder of record of Common Stock, as such, shall have one vote for each share of Common Stock which is outstanding in his, her or its name on the books of the Corporation as of the record date for voting on all matters on which stockholders are entitled to vote generally. Except as otherwise required by law, holders of record of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) or pursuant to the General Corporation Law.

(e) Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Common Stock with respect to the payment of dividends, dividends may be declared and paid ratably on the Common Stock out of the assets of the Corporation which are legally available for this purpose at such times and in such amounts as the Board of Directors in its discretion shall determine.

(f) Upon the dissolution, liquidation or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and subject to the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Common Stock with respect to the distribution of assets of the Corporation upon such dissolution, liquidation or winding up of the Corporation, the holders of Common Stock shall be entitled to receive the remaining assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares of Common Stock held by them.

(g) The number of authorized shares of Preferred Stock or Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the General Corporation Law (or any successor provision thereto), and no vote of the holders of any of the Common Stock or the Preferred Stock voting separately as a class shall be required therefor.

(h) Shares of any series of Preferred Stock which have been redeemed (whether through the operation of a sinking fund or otherwise) or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes shall have the status of authorized and unissued shares of Preferred Stock of the same series and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of Preferred Stock, all subject to the conditions and the restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of Preferred Stock.

5.      Powers of the Board of Directors.

(a) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject to the provisions of the statutes of Delaware, of this Certificate of Incorporation, and to the bylaws of the Corporation (the “Bylaws”); provided, that no Bylaw so made shall invalidate any prior act of the directors which would have been valid if such Bylaw had not been made.

(b) Subject to applicable requirements of the Investment Company Act, including Section 16(b) thereunder, and except as otherwise provided by clause (h) of this Section 5, the total number of directors shall be determined from time to time exclusively by resolution adopted by the Board of Directors. Each director shall hold office until the next annual meeting for the election of directors (or, if applicable, the next election of the class of directors for which such director shall have been appointed or elected) and until his or her successor is elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal. Subject to the provisions of this Certificate of Incorporation, no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

(c) The Board of Directors shall have the power, without the assent or vote of the stockholders, to make, alter, amend, change, add to or repeal the Bylaws as provided in the Bylaws, subject to the power of the stockholders to alter or repeal any Bylaw whether adopted by them or otherwise.

(d) The Board of Directors (other than any Additional Preferred Directors (as defined below)) shall be divided into three classes, designated Class I, Class II and Class III, as nearly equal in number as possible, and the term of office of directors of one class shall expire at each annual meeting of stockholders, and in all cases as to each director such term shall extend until his or her successor shall be elected and shall qualify or until his or her earlier death, resignation, retirement, disqualification or removal. The initial term of office of directors of Class I shall expire at the annual meeting of stockholders in 2022, the initial term of office of directors of Class II shall expire at the annual meeting of stockholders in 2023 and the initial term of office of directors of Class III shall expire at the annual meeting of stockholders in 2024. At each annual meeting of stockholders a number of directors equal to the number of directors of the class whose term expires at the time of such meeting (or, if less, the number of directors properly nominated and qualified for election) shall be elected to hold office until the third succeeding annual meeting of stockholders after their election. If the number of directors so divided into classes is changed, any increase or decrease shall be apportioned by the Board of Directors among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any such additional director of any class elected to fill a newly created directorship resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the number of directors remove or shorten the term of any incumbent director.

(e) Except as otherwise provided by applicable law, including the Investment Company Act, or clause (h) of this Section 5, any newly created directorship on the Board of Directors that results from an increase in the number of directors, and any vacancy occurring in the Board of Directors that results from the death, resignation, retirement, disqualification or removal of a director or other cause, shall be filled exclusively by a majority of the directors then in office, although less than a quorum, or by a sole remaining director; provided, that whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock), any such vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected. Any director elected to fill a vacancy or newly created directorship shall hold office until the next annual meeting for the election of directors (or, if applicable, the next election of the class of directors for which such director shall have been appointed) and until his or her successor shall be elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal.

(f) Any or all of the directors divided into classes may be removed only for cause and only by the affirmative vote of at least a majority in voting power of all the then-outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class.

(g) Elections of directors need not be by written ballot unless the Bylaws shall so provide.

(h) During any period when the holders of one or more series of Preferred Stock, due to the occurrence of an event or events, have the special right to elect additional directors who, together with the directors elected by the separate vote of the holders of one or more series of Preferred Stock prior to such event or events, constitute a majority of the total number of directors (the additional directors elected by the separate vote of such holders following such event, the “Additional Preferred Directors”), then upon commencement and for the duration of the period during which such right continues: (i) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such specified number of directors, and the holders of such Preferred Stock shall be entitled to elect the Additional Preferred Directors so provided for or fixed pursuant to said provisions, and (ii) each such Additional Preferred Director shall serve until the next meeting at which directors are elected and until his or her successor is duly elected and qualified, or until his or her right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his or her earlier death, resignation, retirement, disqualification or removal. Except as otherwise provided by the Board of Directors in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect Additional Preferred Directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate, all such additional directors shall automatically cease to be qualified to serve as directors, and the total authorized number of directors of the Corporation shall be automatically reduced accordingly.

6.      Limitation on Liability.

(a) To the fullest extent permitted by the General Corporation Law as it now exists or may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty owed to the Corporation or its stockholders. Without limiting the generality of the foregoing, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Neither the amendment nor repeal of this clause (a) of this Section 6, nor the adoption of any provision of this Certificate of Incorporation, nor, to the fullest extent permitted by the General Corporation Law, any modification of law shall eliminate, reduce or otherwise adversely affect any right or protection of a current or former director of the Corporation existing at the time of such amendment, repeal, adoption or modification.

(b) The Corporation, to the full extent permitted by the General Corporation Law, as may be amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other proceeding, whether civil, criminal, administrative or investigative (hereinafter a “Proceeding”), for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such Proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized hereby. Notwithstanding anything to the contrary set forth in this clause (b) of this Section 6, any indemnification or payment or reimbursement of expenses made pursuant to this clause (b) of this Section 6 shall be subject to applicable requirements of the Investment Company Act. The provision of indemnification or advancement of expenses to any person entitled thereto under this clause (b) of this Section 6, or the entitlement of any such person to indemnification or advancement of expenses under this clause (b) of this Section 6, shall not limit or restrict in any way the power of the Corporation to indemnify or advance expenses to such person in any other way permitted by law or be deemed exclusive of, or invalidate, any right to which any person seeking indemnification or advancement of expenses and costs may be entitled under the Bylaws or any law, agreement, vote of stockholders or disinterested directors or otherwise. “Disinterested Director” shall mean a director of the Corporation who is not and was not a party to the Proceeding in respect of which indemnification is sought by the claimant.

7.      Actions of the Board of Directors; Special Meetings of Stockholders.

(a) Any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting if a unanimous consent which sets forth the action is given in writing or by electronic transmission by each stockholder entitled to vote on the matter and is filed with the records of the meetings of the stockholders.

(b) Special meetings of the stockholders of the Corporation may be called only by the Chairperson of the Board or the Chief Executive Officer and President of the Corporation or by a resolution adopted by the affirmative vote of a majority of the directors then in office.

8.   Amendment. The Corporation reserves the right to amend any provision contained in this Certificate as the same may from time to time be in effect in the manner now or hereafter prescribed by law, and all rights conferred on stockholders or others hereunder are subject to such reservation.

9.   Exclusive Forum. To the fullest extent permitted by law, unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or Proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, the Bylaws or this Certificate of Incorporation, or the securities, antifraud, unfair trade practices or similar laws of any international, national, state, provincial, territorial, local or other governmental or regulatory authority, including, in each case, the applicable rules and regulations promulgated thereunder, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a federal or state court located in the state of Delaware. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed, to the fullest extent permitted by law, to have notice of and consented to the provisions of this Section 9 and to have irrevocably submitted to, and waived any objection to, the exclusive jurisdiction of such courts in connection with any such action or Proceeding and consented to process being served in any such action or Proceeding, without limitation, by United States mail addressed to the stockholder at the stockholder’s address as it appears on the records of the Corporation, with postage thereon prepaid.

10.   Incorporator. The name and mailing address of the sole incorporator are as follows:

Name	Mailing Address

Damien Dwin	PO Box 25250, PMB 13941 Miami, Florida 33102

11.  Severability. If any provision or provisions of this Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Certificate of Incorporation (including, without limitation, each such portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service or for the benefit of the Corporation to the fullest extent permitted by law.

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The undersigned, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law, does make this Certificate of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly has hereunto set the incorporator’s hand this [●]th day of [●], 2021.

Lafayette Square Holding Company, LLC

By:
Name: Damien Dwin
Title: Authorized Signatory

[Signature Page to Lafayette Square BDC, Inc. Certificate of Incorporation]